UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

December 5, 2015

Date of Report (Date of Earliest Event Reported)

Insignia Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	001-13471	41-1656308
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8799 Brooklyn Blvd. Minneapolis, Minnesota	55445
(Address of Principal Executive Offices)	(Zip Code)

(763) 392-6200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 on Form 8-K/A (this “Amendment”) is being filed by Insignia Systems, Inc. (the “Company”) to amend the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 7, 2015 (the “Original Report”), solely to supplement Item 5.02 of the Original Report to include additional disclosure regarding committee membership.  This Amendment does not otherwise amend, update or change any other disclosure contained in the Original Report.

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2015, our board of directors elected Sardar Biglari and Philip L. Cooley to the Company’s board of directors effective as of the same date.  At the time of the Original Filing, the board of directors had not made a determination regarding any committee assignments for Mr. Biglari or Dr. Cooley. On December 7, 2015, our board of directors appointed Dr. Cooley to serve on its audit committee effective as of that date.

In connection with their election as directors, and in accordance with the standstill agreement dated December 5, 2015 by and among the Company and Nicholas J. Swenson, Air T, Inc., Groveland Capital LLC, and Groveland Hedged Credit Fund LLC and Mr. Biglari, Dr. Cooley, The Lion Fund II, L.P. and Biglari Capital Corp., Mr. Biglari and Dr. Cooley will receive the same compensation and reimbursement of expenses as are payable to the Company’s other non-employee directors.

Neither Mr. Biglari nor Dr. Cooley has been a participant in, or is to be a participant in, any related-person transaction or proposed related-person transaction required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2015	INSIGNIA SYSTEMS, INC.

	By:	/s/ John C. Gonsior
John C. Gonsior
President and Chief Financial Officer